Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Exhibit 10.4

AMENDMENT NO. 2 TO AMENDED AND RESTATED LICENSE AND COLLABORATION AGREEMENT
This AMENDMENT NO. 2 (this “Second Amendment”) to that certain AMENDED AND RESTATED LICENSE AND COLLABORATION AGREEMENT by and between Sanofi Biotechnology SAS, a société par actions simplifee organized under the laws of France, as successor-in-interest to Aventis Pharmaceuticals, Inc. (“Sanofi”), sanofi-aventis Amerique du Nord, a partnership organized under the laws of France (“Sanofi Amerique”) and Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of the State of New York (“Regeneron”) effective as of November 10, 2009 and amended as of May 1, 2013 (the “Existing License and Collaboration Agreement”), dated as of July 1, 2015 and executed as of July 27, 2015, is by and between Sanofi and Regeneron. Capitalized terms used but not defined in this Second Amendment have the respective meanings set forth with respect thereto in the Existing License and Collaboration Agreement. Each of Sanofi and Regeneron may be referred to in this Second Amendment individually as a “Party” and collectively as the “Parties”.
WHEREAS, in connection with entering into that certain Immuno-Oncology License and Collaboration Agreement dated as of July 1, 2015 (the “IO License and Collaboration Agreement”), the Parties have agreed to certain amendments to the Existing License and Collaboration Agreement; and
WHEREAS, in accordance with Section 20.5 (Amendments) of the Existing License and Collaboration Agreement, the Parties desire to memorialize such amendments in this Second Amendment.
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.	Amendments to Definitions.

(a)    References to the “Discovery Agreement” in the Existing License and Collaboration Agreement shall be deemed to refer to such Discovery Agreement, as the same may be amended from time-to-time, including by the amendment agreement between Sanofi and Regeneron of even date herewith.

(b)    The definition of “Indication” in Section 1.59 of the Existing License and Collaboration Agreement is hereby amended and restated in its entirety to read as follows: “‘Indication’ means any disease, state or condition.”

(c)    The following definitions are hereby added to the Existing License and Collaboration Agreement as Sections 1.126, 1.127, 1.128, 1.129, 1.130, and 1.131 respectively:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“‘Ancillary Collaboration Agreements’ shall mean the Existing Discovery Agreement, the IO Discovery Agreement and the IO License and Collaboration Agreement.”
“‘IO Discovery Agreement’ shall mean the Immuno-Oncology Discovery and Development Agreement by and between Sanofi and Regeneron, dated as of July 1, 2015, as the same may be amended from time-to-time.”
“‘IO Discovery Program Antibody’ shall have the meaning ascribed to such term in the IO Discovery Agreement.”
“‘IO License and Collaboration Agreement’ shall mean the Immuno-Oncology License and Collaboration Agreement by and between Sanofi and Regeneron, dated as of July 1, 2015, as the same may be amended from time-to-time.”
“‘IO Licensed Product’ shall have the meaning ascribed to such term in the IO License and Collaboration Agreement.”
[***]

2.
Amendment to Article II (Collaboration). Section 2.6(a) (Non-Compete) of the Existing License and Collaboration Agreement is hereby amended as follows (inserted language underlined and in italics and deleted language in strikethrough text for ease of reference):

“Non-Compete. Without limitation of and in addition and subject to Section 2.8 of the Discovery Agreement, during the Term, except as set forth in this Agreement (including in Section 5.7) or Section 2.8 or Section 5.7 of the Discovery Agreement, neither Party nor any of its Affiliates, either alone or through any Third Party, shall ~~D~~develop or ~~C~~commercialize any Competing Product.”

3.    Amendment to Article V (Development). The following new Section 5.7 is hereby added to Article V of the Existing License and Collaboration Agreement as the final section of such Article:

“5.7    Combination Therapies.

(a)    The development of any Licensed Product for use with an “IO Discovery Program Antibody” (as defined in the IO Discovery Agreement) shall be permitted under this Agreement and governed by the terms of Section 2.10(b)(ii) of the IO Discovery Agreement. The development of any Licensed Product for use with an IO Licensed Product shall be permitted under this Agreement and governed by the terms of Section 5.6(d)(i) of the IO License and Collaboration Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(b)    If the Parties do not agree to the development of any Licensed Product for use with an IO Licensed Product that is proposed by [***], then, notwithstanding anything to the contrary herein, [***] may [***].

(c) If the Parties do not agree to the development of any Licensed Product for use with an IO Discovery Program Antibody that is proposed by [***], then, notwithstanding anything to the contrary herein, [***] may [***].”

4.    Amendment to Article IX (Periodic Reports; Payments). The following sentence is hereby added to become the final sentence of Section 9.3 (Royalties) of the Existing License and Collaboration Agreement:

“For the avoidance of doubt, no royalty or other payments shall be payable pursuant to Section 2.6(d) and 5.6 of this Agreement with respect to any product that is an “IO Licensed Product” or a “Special Termination Product” under the IO License and Collaboration Agreement. For the avoidance of doubt, neither Party shall owe any royalty or other payment to the other Party under this Agreement with respect to “REGN2810” (as defined in the IO License and Collaboration Agreement).”
5.    Amendment to Article IX (Periodic Reports; Payments).

(a)    The following new Section 9.13 is hereby added to Article IX of the Existing License and Collaboration Agreement as the penultimate section of such Article:

“9.13    Right to Offset Payments. Subject to Section 9.10, each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement [***], including pursuant to this Article IX or in connection with any breach, against any payments owed by such first Party to such other Party under this Agreement; provided, however, that no such offset shall be permitted to the extent and for so long as such other Party is contesting in good faith its obligation to make any such payment to such first Party under the applicable dispute resolution procedures of this Agreement [***]. Such offsets shall be in addition to any other rights or remedies available under this Agreement and applicable Law.”

(b)    The following new Section 9.14 is hereby added to Article IX of the Existing License and Collaboration Agreement as the final section of such Article:

“9.14    No Double Counting. Any specific cost or expense paid or reimbursed under this Agreement or any Ancillary Collaboration Agreements shall be paid or reimbursed only once so as to avoid any “double counting,” regardless of whether such cost or expense is reflected in more than one plan or budget under this Agreement or the Ancillary Collaboration Agreements.”

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

6.    Amendment to Article XX (Miscellaneous). Section 20.4 (Entire Agreement) of the Existing License and Collaboration Agreement is hereby amended as follows (inserted language underlined and in italics and deleted language in strikethrough text for ease of reference):

“20.4    Entire Agreement. This Agreement, together with the Discovery Agreement and, solely to the extent referred to herein, the Ancillary Agreements contain the complete understanding of the Parties with respect to the subject matter hereof and thereof and supersedes all prior understandings and writings relating to the subject matter hereof and thereof, provided that the ~~last~~ penultimate sentence of Section 14.4 of the Discovery Agreement shall apply with respect to any conflict or inconsistency between this Agreement and the Discovery Agreement. Any variation between a provision of this Agreement and a corresponding or similar provision of the IO License and Collaboration Agreement or the IO Discovery Agreement shall not be considered in the interpretation of this Agreement, the IO Discovery Agreement or the IO License and Collaboration Agreement.”

7.    Miscellaneous.

(a)    In accordance with Section 9.4 of the IO Discovery Agreement, the Parties shall mutually agree on the contents of their respective press releases with respect to the amendments made to the Existing License and Collaboration Agreement pursuant to this Second Amendment. Regeneron shall have the right to file or register this Second Amendment and a notification thereof with the United States Securities and Exchange Commission.

(b)    Each Party hereby represents and warrants to the other Party that the Existing License and Collaboration Agreement, as hereby amended, constitutes the legal, valid and binding obligation of such Party and is enforceable against such Party in accordance with its terms, subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law). The Parties agree that the Existing License and Collaboration Agreement, as specifically amended by this Second Amendment, continues to remain in full force and effect.

(c)    Unless the context suggests otherwise, if there is a direct conflict between the provisions of this Second Amendment and the IO License and Collaboration Agreement, then the IO License and Collaboration Agreement shall govern.

(d)    Nothing in this Second Amendment is intended to alter or modify the rights and obligations of the Parties set forth in that certain (i) letter agreement between Sanofi (as successor-in-interest to Aventis Pharmaceuticals, Inc.) and Regeneron regarding the Existing Discovery Agreement as it relates to “PDGF,” dated as of May 1, 2013, or (ii) First Amendment to the Existing License and Collaboration Agreement dated as of May 1, 2013.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(e)    The Parties shall execute such additional amendments to the Existing License and Collaboration Agreement as the Parties determine in good faith are necessary to (i) give effect to the purpose and intent of the IO Discovery Agreement and/or the IO License and Collaboration Agreement and/or (ii) maintain the purpose and intent of the Existing License and Collaboration Agreement in view of the IO Discovery Agreement and/or the IO License and Collaboration Agreement. This Second Amendment may be amended only by a written instrument executed by Sanofi and Regeneron.

(f)    This Second Amendment may be executed in any number of individual counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any executed counterpart of this Second Amendment that is delivered via facsimile or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be deemed to have been so delivered with the intention that such facsimiled or electronically transmitted counterpart shall have the same effect as an executed original counterpart of this Second Amendment.

(g)    This Second Amendment is governed by, construed and enforced in accordance with the laws of the State of New York, U.S.A., without regard to its conflict of laws principles that would require the application of the law of any other jurisdiction. The Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Second Amendment.

[Signature Page Follows]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

IN WITNESS WHEREOF, each of the Parties has caused this Second Amendment to be executed as of the date hereof by a duly authorized corporate officer.

SANOFI BIOTECHNOLOGY SAS

By:	/s/ Olivier Brandicourt
Name:	Olivier Brandicourt
Title:	Authorized Signatory
REGENERON PHARMACEUTICALS, INC.

By:	/s/ Leonard S. Schleifer
Name:	Leonard S. Schleifer, M.D., Ph.D.
Title:	President & CEO

Sanofi Signature Page to Letter Agreement